UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2020

BIOTRICITY INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-56074	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150 Redwood City, California 94065
(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b): None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2020, Biotricity, Inc. (the “Company”) entered into exchange agreements (the “Exchange Agreements”) with certain noteholders. Pursuant to the Exchange Agreements, the Company issued an aggregate of 1,780 shares of its Series A Preferred Stock to the noteholders in exchange for an aggregate of $1,780,000 million in outstanding promissory notes of the Company (including accrued interest thereon).

As previously reported, each holder of Series A Preferred Stock is not entitled to any voting rights except as may be required by applicable law, is subject to certain beneficial ownership limitations, and holders of shares of Series A Preferred are entitled to receive dividends at an annual rate of twelve percent (12%). The foregoing description of the Series A Preferred is not complete and is qualified by reference to the full text of the Certificate of Designation of Series A Convertible Preferred Stock, which is incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 20, 2019.

In connection with the foregoing, the Company relied upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

A copy of the form of the Exchange Agreements is attached hereto as exhibits to this Current Report. The foregoing description of the material terms of the Exchange Agreements are qualified in their entirety by reference by such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit NO.	Description

10.1	Form of Exchange Agreements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2020

BIOTRICITY INC.

By:	/s/ John Ayanoglou
John Ayanoglou
Chief Financial Officer

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